                                                                     EXHIBIT 4.2



   COMMON STOCK                                                 COMMON STOCK

      NUMBER                                                        SHARES
PZN

                           PRISON REALTY CORPORATION

                FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFICATE IS TRANSFERABLE                               CUSIP ___________
IN NEW YORK, NEW YORK                        SEE REVERSE FOR CERTAIN DEFINITIONS
OR BOSTON, MASSACHUSETTS



THIS CERTIFIES THAT










is the registered holder of                                               Shares


  FULLY-PAID AND NON-ASSESSABLE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

                        [SHARE CERTIFICATE WATERMARK]
Prison Realty Corporation transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of his certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
In Witness Whereof, the Company has caused the facsimile signatures of its duly authorized officers and the facsimile of its seal to be printed hereon.

Dated:

COUNTERSIGNED AND REGISTERED:
                     BANKBOSTON, N.A.

                                        TRANSFER AGENT
                                        AND REGISTRAR,

BY:


AUTHORIZED SIGNATURE


/s/ Vida H. Carroll                                    /s/ D. Robert Crants, III
-------------------                                    -------------------------
Vida H. Carroll                                        D. Robert Crants, III

CHIEF FINANCIAL OFFICER, SECRETARY
                     AND TREASURER                                     PRESIDENT


                           [PRISON REALTY CORPORATION
                                 CORPORATE SEAL
                              1998 MARYLAND SEAL]

                           PRISON REALTY CORPORATION


        The securities represented by this certificate are subject to restrictions on transfer as set forth in the Charter of the Company. No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8% of the number of outstanding Common Stock, (ii) Beneficially Own or Constructively Own shares of Preferred Stock in excess of 9.8% of the number of outstanding Preferred Stock, (iii) Beneficially Own Equity Stock that would result in the Company being "closely held" under Section 856(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) Constructively Own Equity Stock that would cause the Company to Constructively Own 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Sections 856(d)(2)(8) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Company in writing. If the restrictions above are violated, the Equity Stock represented hereby will be transferred automatically and by operation of law to a Stock Trust and shall be designated Stock-in-Trust. All capitalized terms in this legend have the meanings defined in the Company's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

        THE COMPANY HAS THE AUTHORITY TO ISSUE SHARES OF MORE THAN ONE CLASS. THE COMPANY WILL, ON REQUEST AND WITHOUT CHARGE, FURNISH A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERM AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE COMPANY IS AUTHORIZED TO ISSUE. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.


        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM  -- as tenants in common                                          UNIF GIFT MIN ACT               Custodian
        TEN ENT  -- as tenants by the entireties                                                    -------------           --------
        JT TEN   -- as joint tenants with right of                                                     (Cust)                (Minor)
                    survivorship and not as tenants                                                  Under Uniform Gifts to Minors
                    in common                                                                         Act
                                                                                                          ------------------
                                                                                                               (State)


   Additional abbreviations may also be used though not in the above list.

        For value received, ______________hereby sell, assign and transfer unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
        --------------------------------------

        --------------------------------------

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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------------------------------------------------------------------------ shares of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

                   Signature:

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                   Notice:  The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



                   Signature guaranteed:



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                   THE SIGNATUE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
                   AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Act 10.
